\04575\002\warrant.002


                                 100,000 SHARES

                                COMPU-DAWN, INC.

                        WARRANT TO PURCHASE COMMON SHARES

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                     The Transferability of this Warrant is
                      Restricted as Provided in Paragraph 4


                  THIS IS TO CERTIFY THAT, for value received, E.C. Capital, Ltd. (together with any registered assignee hereof the "Holder") is entitled to purchase from Compu-Dawn, Inc. (the "Company"), a corporation organized under the laws of Delaware, at any time or from time to time during the period (the "Exercise Period") commencing on the first anniversary of the date hereof (the "Commencement Date") until 5:00 p.m., New York Time, on _________ (the "Expiration Date"), up to 100,000 fully paid and non-assessable common shares, $.01 par value, of the Company (the "Common Shares"), as now constituted, all per share in accordance with the terms and provisions hereof. The number of Common Shares to be received upon the exercise of this Warrant and the price to be paid for each Common Share shall be adjusted from time to time as hereinafter set forth. The Common Shares or other securities or property deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a Common Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". Unless the context otherwise requires, the term "Warrant" or "Warrants" as used herein includes this Warrant and any other Warrant or Warrants which may be issued pursuant to the provisions of this Warrant, whether upon transfer, assignment, partial exercise, divisions, combinations, exchange, or otherwise, and the term "Holder" includes any transferee or transferees or assignee or assignees of the Holder named above, all of whom shall be subject to the provisions of the Warrant, and, when used with reference to Warrant Shares, means the holder or holders of such Warrant Shares.

         Subject to Paragraph 5 hereof, this Warrant is exercisable at a purchase price of $8.25 per share (the "Exercise Price").


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



                  The Common Shares issuable upon exercise of this Warrant have been registered under a registration statement on Form SB-2, (File No. 333-18667) declared effective by the Securities and Exchange Commission on March __, 1997 (the "Registration Statement"). This Warrant was originally issued pursuant to an Underwriting Agreement between the Company and E.C. Capital, Ltd., dated March , 1997, in connection with a public offering of 1,000,000 Common Shares of the Company (the "Offering").

         1.       EXERCISE OF WARRANTS

                  The purchase rights represented by this Warrant are exercisable from time to time at the option of the Holder hereof, in whole or in part (but not as to fractional Common Shares), during the Exercise Period, until 5:00 p.m. New York time on the Expiration Date, by presentation and surrender to Company at its principal office, with the warrant exercise form attached hereto, duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of the Warrant Shares specified in such form. In case of the purchase of fewer than all of the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor, dated the date hereof, for the balance of the Common Shares purchasable hereunder. Each person in whose name any certificate for Common Shares is issued shall, for all purposes, be deemed to have become the Holder of record of such shares on the date of exercise of this Warrant, irrespective of the date of delivery of such certificate, except that if the stock transfer books of the Company are closed on such exercise date, such person shall be deemed to havebecome the Holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Company shall take all actions necessary to ensure that all Common Shares issued upon the exercise of this Warrant are, when they are issued as provided herein, duly and validly authorized and issued, fully paid and non-assessable.

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



         2.       ISSUANCE OF STOCK CERTIFICATES

                  The issuance of certificates for
Common Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any transfer tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or person requesting the issuance thereof shall have paid to the Company the amount of such transfer tax of shall have established to the satisfaction of the Company that such transfer tax has been paid or that no such tax is due.

         3.       RIGHTS OF HOLDER

                  3.1 Rights of Holder. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Commons Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors thereof.

         4.       RESTRICTIONS ON TRANSFERABILITY:  REDEMPTION

                  4.1 Restrictions on Transfer of Warrant. This Warrant shall not be transferred, sold, assigned or hypothecated, except by will or pursuant to the laws of descent and distribution and except that (i) it may be transferred in whole or in part to any person who is an officer, director or stockholder of E.C. Capital, Ltd. and (ii) beginning one year after the Commencement Date it may be transferred to a party other than those described in clause (i) provided that the Warrant is exercised immediately upon such transfer. If this Warrant is not exercised immediately upon a transfer pursuant to the foregoing clause (ii), it shall lapse. Any such assignment shall be effected by the Holder (i) executing the form of assignment at the end hereof and (ii) surrendering this Warrant for cancellation at the office or agency of the Company, accompanied by a certificate (signed by the holder, or an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this paragraph 4; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Common Shares as are purchasable hereunder.

         5.       ADJUSTMENT OF EXERCISE PRICE AND WARRANT
                  SHARES PURCHASABLE

                  A. The Exercise Price at which Common Shares shall be purchasable, as set forth in Section 1 hereof, shall be $8.25 per share, subject to adjustment from time to time as follows:

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


                        (1) If the Company shall declare a dividend payable in Common Shares, subdivide or combine the outstanding Common Shares, the Exercise Price shall be adjusted (to the nearest whole cent) to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and (ii) the denominator of which shall be the number of Common Shares outstanding immediately after such event. Appropriate readjustment of the Exercise Price shall be made if any dividend referred to above shall be abandoned.

                  B. In the event of an adjustment of the Exercise Price, the number of Common Shares (or reclassified stock) issuable upon exercise of this Warrant after such adjustment shall be equal to the number determined by dividing:

                  (1) an amount equal to the product of (i) the number of Common Shares issuable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the Exercise Price immediately prior to such adjustment; by (2) the Exercise Price immediately after such adjustment.

                  C. In the event of any reorganization or reclassification of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or in the event of any consolidation of the Company with, or merger of the Company with, another entity after which no securities of the Company will be publicly held, or in the event of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity, the Holder of this Warrant shall thereupon or thereafter, at any time after the first anniversary of the Commencement Date and prior to the Expiration Date, have the right, but not the obligation, to exercise this Warrant. Upon such exercise, the Holder shall have the right to purchase and/or receive the kind and amount of stock and other securities, cash or other property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of Common Shares which the Holder of this Warrant would have received had he exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or sale, at a price equal to the aggregate Exercise Price then in effect pertaining to this Warrant (the kind, amount and price of such stock and other securities to be subject to adjustment as herein provided). After any such reorganization, reclassification, consolidation, merger or sale which shall result in any cash distribution in excess of the Exercise Price provided for by this Warrant, the Holder of this Warrant may at his option exercise the same without making payment of the Exercise Price and in such case the Company shall upon the distribution to said Holder, consider that said Exercise Price has been paid in full to it and in making settlement to said Holder, shall deduct from the amount payable to such Holder an amount equal to such Exercise Price.

                  D. In the event the Company shall, at any time after the first anniversary of the Commencement Date and prior to the Expiration Date and prior to the exercise thereof dissolve, liquidate or wind up its affairs, the Holder of this Warrant shall thereupon or thereafter at any time be entitled, but not obligated, to exercise this Warrant, and upon the exercise thereof, to receive, in

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



lieu of the Common Shares of the Company which he would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to him upon any such dissolution, liquidation or winding up with respect to such Common Shares of the Company, had he been the holder of record of such Common Shares receivable upon the exercise of this Warrant on the record date for the determination of those entitled to receive any such liquidating distribution. After any such dissolution, liquidation or winding up which shall result in any cash distribution in excess of the Exercise Price provided for by this Warrant, the Holder of this Warrant may at his option exercise the same without making payment of the Exercise Price, and in such case the Company shall upon the distribution to said Holder consider that said
Exercise Price has been paid in full to it and in making settlement to said Holder shall deduct from the amount payable to such Holder an amount equal to such Exercise Price.

                  E. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, this Warrant may continue to express the same price and number and kind of shares as when originally issued.

                  F. The Company may retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Company) to make any computation required under this Section, and a Certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Paragraph.

                  G. Notwithstanding anything contained herein to the contrary, no adjustment of the Exercise Price or the number of shares issuable upon exercise of this Warrant shall be made for any action taken by the Company pursuant to written agreements in existence on the original issue date of this Warrant.

         6.       OFFICER'S CERTIFICATE

                  Whenever the Exercise Price shall
be adjusted as required by the provisions of Paragraph 5, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and, in the event it shall have informed the Holder that an agent has been designated as an agent for the exercise or transfer of this Warrant, with such warrant transfer agent, an officer's certificate showing the adjusted Exercise Price determined as therein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional Common Shares, if any, the consideration for such shares, determined as provided in Paragraph 5, and such other facts as shall be necessary to show the officer's certificate shall be made available at all reasonable times for inspection by the Holder of this Warrant and the Company shall, forthwith after each such adjustment, mail copy of such certificate to such Holder by certified mail, return receipt requested.

         7.       NOTICES TO WARRANT HOLDER


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



                  7.1 Notices. So long as this Warrant shall be outstanding, (i)
if the Company shall pay any dividend or make any distribution upon the Common Shares otherwise than in cash and out of earned surplus, or (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any shares of any class or any other rights, or (iii) if there shall be any _____ capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be affected, then in any such event, the Company shall cause to be mailed by certified mail to the Holder, at least thirty days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date or expected date on which (x) a record is to be taken for the purpose of such dividend distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, or expected date as of which the holders of Common
Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up.

         8.       REGISTRATION

                  8.1      Definitions.  For purposes of this paragraph 8:

                  (a) The term "Act" means the Securities Act of 1933, as amended;

                  (b) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement;

                  (c) The term "Registrable Securities" means this Warrant, the Warrant Shares and any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, this Warrant and/or the Warrant Shares; and

                  (d) The term "Holder" means any holder of this Warrant and/or Warrant Shares.

                  (e) The term "Warrant" shall mean this Warrant with all other purchase warrants of like tenor, (differing, however, as to date, identity of holders and number of shares purchasable) originally issued simultaneously with the original predecessor of this Warrant.

                  8.2 Request. The Company will on a single occasion, during the four-year period commencing on the Commencement Date of this Warrant, at its expense, upon the request of the holders of a majority of the Warrants (or in case of their prior exercise, upon the request of the holders of a majority of the Warrant Shares) promptly file with the Securities and Exchange Commission and use best efforts to process to effectiveness the requisite post-effective amendments to the Registration Statement (or a new registration statement if required) necessary to revise the

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



prospectus contained therein (the "Prospectus") in order to reflect the terms of offering and to permit the public offering of all or any part of the Registrable Securities and to keep the related prospectus current for a period of nine months, or if the resale of the Warrant Shares is underwritten, for a period ending when the disribution of the Warrant Shares is completed, and will furnish such selling parties with a reasonable number of copies of the related prospectus; the selling holders of the Registrable Securities shall be covered by the indemnity agreements of the Company contained in Section 6.1 of the Underwriting Agreement between the Company and E.C. Capital, Ltd., of even date, which Section is incorporated herein by reference, with respect to such post-effective amendments (or new registration statement) to the same extent as the Underwriter is covered by such indemnity agreements with respect to the Registration Statement and Prospectus, provided that such selling parties shall reciprocally furnish the Company with indemnity agreements with respect to such post-effective amendments (or new registration statement) similar to those covering the Company under Section 6.2 of such Underwriting Agreement. Expenses to be borne by the Company in connection with such post-effective amendments (or new registration statement) shall not include any underwriting discounts or commissions, stock transfer taxes with respect to the securities so offered or fees or expenses of counsel for the holders of the Registrable Securities.

                          8.2.1.  Notwithstanding the foregoing, the Company may
delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective for a period of up to one hundred and eighty (180)days, if the Company determines in good faith that such registration might (i) interfere with or affect the negotitation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders. If, after a registration statement becomes effective, the Company advises the holders of registered shares that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended.

                  8.3 Piggy-back. During the four-year period commencing on the Commencement Date of this Warrant and ending on the Expiration Date of this Warrant, the Company shall advise each holder of Warrants or Warrant Shares, at least thirty (30) days prior to any date on which the Company proposes to register any of its equity securities under the Act on a registration form usable for resales (other than on Form S-8 or other form similar thereto relating to employee benefit plans or Form S-4 or similar forms used in connection with business combinations). Upon the written request of any Holder given within twenty (20) days after receipt of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested be registered.

                  Notwithstanding the foregoing, if the underwriter of such offering determines that the total amount of securities which it and any other persons or entities intend to include in such offering would adversely affect the success of such offering, then the amount or kind of securities to be offered by the holders of Warrant Shares and the holders of any other securities (the "Other

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Securities")  seeking  to have such  securities  included  in such  registration statement pursuant to the incidental registration rights of such other holders shall be determined as follows: (i) there shall first be included all Registrable Securities sought to be registered by holders thereof before any Other Securities are included in such registration statement and there shall then be included the Other Securities, and (ii) in the event that all
Registrable   Securities  cannot  be  so  included,   there  shall  be  included
Registrable Securities pro rata to the extent necessary to reduce the total amount recommended by such underwriters or excluded in their entirety, as the case may be . In addition, if such registration statement relates to an underwritten public offering and the number of shares to be offered is reduced by the underwriter(s) subsequent to the initial filing thereof with the Securities and Exchange Commission, the number of Registrable Securities to be registered under such registration statement will be reduced pro rata.

                  Further, the Company shall have the right at any time it shall have given written notice pursuant to this Paragraph 8.3 (irrespective of whether a written request for inclusion of Registrable Securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing thereof.

                  8.4 Covenants with Respect to Registration. In connection with any registration under Paragraph 8.2 or 8.3, the Company covenants and agrees as follows:

                          (a) The Company shall use its best efforts to have any
registration statement declared effective remain effective for a period adequate for all Holders to dispose of their Registrable Securities; provided, however, that in connection with any proposed registration (i) intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), the Company shall in no event be obligated to cause any such registration to remain effective for more than two hundred seventy (270) days, or (ii)covering the resales of the Warrant Shares which are underwritten, the Company shall in no event be obligated to cause any such registration to remain effective for longer than the expiration of the distribution period of the Warrant Shares.

                           (b) The Company shall, to the extent provided for in
this agreement, prepare and file with the Securities and Exchange Commission ("SEC") such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                           (c) The Company shall furnish to the Holders such
numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                          (d) The Company shall use its best efforts to register
and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of
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such  jurisdictions  as shall be reasonably  appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

                  8.5 Information Regarding Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Paragraph that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  8.6 Expenses. The company shall pay all expenses incurred in connection with a registration pursuant to the paragraph, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, except for (i) the fees and disbursements of counsel for the Holders, if any (ii) state transfer taxes;
(iii) underwriting discounts and commissions and (iv) brokerage commissions.

                  9.  COVENANTS OF THE COMPANY

                  The Company covenants and agrees that all Common Shares which may be issued upon the exercise of this Warrant will, upon full payment therefor, be duly authorized, validly issued, fully paid and non-assessable (free from all taxes, liens, and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with each issue)). Without limiting the generality of the foregoing, the Company will from time to time take all such action as may be required to assure that the par value, if any, per share of the Common Shares is at all times not in excess of the applicable Exercise Price. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times reserve for issue and delivery upon exercise of this Warrant such number of Common Shares as shall be required for issue and delivery upon exercise in full of this Warrant

                  10.      EXCHANGE AND REPLACEMENT OF WARRANT

                  This Warrant is exchangeable without expense to Holder, upon the surrender hereof by Holder at the principal executive office of the Company, for a new Warrant or Warrants of like tenor and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations as shall be designated by the registered holder hereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the cases of loss, theft or destruction) of reasonably satisfactory indemnity, or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expense incidental thereto, and upon surrender and cancellation of this Warrant of like tenor and date, in lieu of this Warrant and any such lost, stolen or destroyed Warrant shall thereupon become void.

                  11.  NONISSUANCE OF FRACTIONAL INTERESTS

                       No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                           (a)    If the Warrant Shares are listed on a national
securities exchange oradmitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Warrant Shares on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, or the Warrant Shares are listed on The Nasdaq National Market or SmallCap Market (collectively "NASDAQ"), the average closing bid and asked prices of the Warrant Shares for such day on such exchange or NASDAQ, as the case may be; or

                           (b)      If the Common Shares are not so listed or
admitted to unlisted trading privileges, the current value shall be the mean of the last reported high bid and low asked prices of the Common Shares reported by the National Quotation Bureau, Inc. or a comparable firm selected by the Board of Directors of the Company, on the last business day prior to the date of the exercise of this Warrant; or

                           (c)      If the Common Shares are not so listed or
admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value per share of Common Shares, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         12.      NOTICES

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the Holder of this Warrant, at the address of such Holder appearing in the records of the Company; or


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                  (b) If to the Company,  at 77 Spruce Street,  Cedarhurst,  New
York 11516 or such other address of which the Company gives written notice to the registered Holder of this Warrant.

         13.      SUCCESSORS

         13.1 All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns, provided, however, that except as otherwise provided herein this Warrant may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of without the prior written consent of the Company.



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         14.      HEADINGS

         14.1 The Article and paragraph headings in this Warrant are inserted for purposes of convenience only and have no substantive effect.

         15.      LAW GOVERNING

         15.1 This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers as of the day and year first above written.


                                COMPU-DAWN, INC.



                                            By:  _________________________
                                                     Mark Honigsfeld


ATTEST:

------------------
[SEAL]

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                                  PURCHASE FORM

                  The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ Common Shares and hereby makes payment of $________ in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name __________________________________________________
         (Please typewrite or print in block letters)


Address  _______________________________________________


                                      Signature:  __________________________

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